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                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)

                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                       ----------------------------
   in thousands, except share and per share data                                            1999          1998
-------------------------------------------------------------------------------------------------------------------
   BASIC NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss)                                                                        $474         ($613)

     Weighted average common shares                                                      6,235,247     6,113,210
-------------------------------------------------------------------------------------------------------------------
     Basic net income (loss) per common share                                                $0.08        ($0.10)
-------------------------------------------------------------------------------------------------------------------

   DILUTED NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss)                                                                        $474         ($613)

     Weighted average common shares                                                      6,235,247     6,113,210
     Effect of stock options and warrants                                                   12,383             0
-------------------------------------------------------------------------------------------------------------------
       Weighted average common and common equivalent shares                              6,247,630     6,113,210
-------------------------------------------------------------------------------------------------------------------
     Diluted net income (loss) per common share                                              $0.08        ($0.10)
===================================================================================================================



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